UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2002

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 SW Madison, Portland, OR	97205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.	Other Events

        On July 11, 2002, Wilshire Financial Services Group Inc.’s (“WFSG” or the “Company”) wholly-owned subsidiary, Wilshire Acquisitions Corporation, issued $20 million principal amount of thirty-year floating rate junior subordinated debt in connection with its participation in a multi-issuer private placement of trust pass through securities, issued by TPref Funding I, Ltd.

        The terms of the long-term borrowing provide for the payment of interest quarterly at a rate equal to the then previous three-month LIBOR rate plus 3.65% (approximately 5.5% initially) and for the repayment of principal at maturity. The borrowing may be prepaid after July 11, 2007 (in whole or in part) at par.

        The proceeds of the borrowing will be used primarily to fund the cash costs associated with the Company’s purchase of a minority interest in WFSG’s servicing subsidiary, Wilshire Credit Corporation (“WCC”), and for general corporate purposes. The purchase of the minority interest in WCC is pursuant to a litigation settlement agreement which WFSG entered into on May 13, 2002. The Company previously reported this settlement and related events on Forms 8-K dated May 13, 2002 and June 19, 2002.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

99.1 Press release dated July 11, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2002	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated July 11, 2002.